UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 6, 2006

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

14759 Oxnard Street

Van Nuys, California 91411

(Address of principal executive offices)

818-904-9029

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Company has entered into a binding term sheet dated February 12, 2006 with George Mainas, Corbin Bernsen, Bob Billet, Van Billet, Denis Shusterman and Bella Web LLC for the formation of a new limited liability company to produce and distribute a screen play known as “Bellacam.com.” Under the term sheet, the Company is obligated to fund up to $125,000 towards the further development of the project. Mr. Mainas is a director of the Company, and Mr. Bernsen is a director of the Company and the Company’s Chief Executive Officer, President and Secretary. Mr. Mainas and Mr. Bernsen have agreed to assign to the Company any and all interest they may have in the project or new limited liability company.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The Company entered into an agreement with Fox Reality Television in January 2006 pursuant to which the Company agreed to purchase 13 weeks of airtime during the second calendar quarter of 2006 to run the show “Fastest Car In America” in exchange for the Company’s payment of $160,000. Effective as of March 10, 2006, the Company and Fox Reality Television have verbally agreed to terminate the agreement, and neither party has any further obligations under such agreement.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Company has accepted the resignation of Stephen Brown from his position as a director and as the Chairman of the Board of Directors. The resignation is effective as of February 18, 2006. Mr. Brown has loaned the Company $44,155, and the Company has executed a promissory note for the repayment of such amount.

ITEM 8.01	OTHER EVENTS

As previously reported, Mr. Brown’s Employment Agreement with the Company was terminated effective as of February 11, 2006. Mr. Brown has subsequently returned to the Company the 4,000,000 shares of Company common stock issued under the Employment Agreement, and the Company has cancelled such shares. In connection with Mr. Brown’s employment, the Company has agreed to issue him 166,666 shares of Company Common Stock.

As previously reported, the Company, Milagro Entertainment, Inc. and Mr. Brown entered into an Asset Purchase Agreement dated December 21, 2005, pursuant to which the Company issued Mr. Brown 6,000,000 shares of Company Common Stock in exchange for certain assets. Subsequent to entering into the Asset Purchase Agreement, in February 2006, Mr. Brown transferred the 6,000,000 shares to a third party. Effective as of April 2006, the Company, Milagro Entertainment, Inc. and Mr. Brown have agreed to rescind the transaction set forth in the Asset Purchase Agreement. In consideration of such rescission, and Mr. Bernsen’s agreement to convey 1,000,000 of his personally held shares of Company Common Stock to the third party, the third party has returned to the Company the 6,000,000 shares, and the Company has assigned back to Mr. Brown any and all interest the Company may have had in the assets assigned to the Company under the Asset Purchase Agreement. The Company has cancelled the 6,000,000 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: April 6, 2006	By:	/s/ Corbin Bernsen
Corbin Bernsen
Chief Executive Officer